UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

FORIAN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40146	85-3467693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 400, Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 225-6263

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FORA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Based on information provided by Marcum LLP (“Marcum”), the independent registered public accounting firm of Forian Inc., a Delaware corporation (the “Company”), CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum, effective November 1, 2024. Marcum continued to serve as the Company’s independent registered public accounting firm through April 24, 2025. On April 24, 2025, the Company dismissed Marcum as the Company’s independent registered accounting firm and, with the approval of the Audit Committee of the Company’s Board of Directors, engaged CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The reports of Marcum on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 24, 2025, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused it to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except for (i) the material weakness relating to the design of our general information technology controls surrounding logical access, change management, and vendor application management, which was identified in connection with the Company’s preparation of its financial statements for the for the year ended December 31, 2023 and remediated as of December 31, 2024, (ii) the material weakness relating to the lack of properly designed controls to validate the accuracy and appropriateness of payables transactions and prevent the possibility of fraudulent or fictitious payments, which was identified in connection with the Company’s preparation of its financial statements for the year ended December 31, 2024, and (iii) the material weakness relating to our failure to design, implement and maintain effective controls over revenue recognized for certain contracts relating to the proper application of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), specifically our failure to maintain effective controls relating to accounting for fixed minimum payments in contracts with variable revenues based on customer sales, which was identified in connection with the Company’s preparation of its financial statements for the year ended December 31, 2024, and which led to the restatement of the Company’s audited financial statements for the year ended December 31, 2023 and the unaudited financial statements for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023.

During the fiscal years ended December 31, 2024 and 2023 and through April 24, 2025, neither the Company nor anyone on its behalf consulted with CBIZ regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Marcum with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing and requested, in accordance with applicable practices, that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. Attached as Exhibit 16.1 is a copy of Marcum’s letter, dated April 28, 2025, stating that it agrees with such statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from Marcum LLP dated April 28, 2025.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2025	FORIAN INC.

	By:	/s/ Edward Spaniel, Jr.
	Name:	Edward Spaniel, Jr.
	Title:	Executive Vice President, General Counsel and Secretary